UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  (Date of Earliest Event Reported):

December 21, 2010

SUPERMEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure

Voluntary Debt Prepayment

SuperMedia Inc. (the “Company”) previously disclosed that it had entered into the First Amendment (the “Amendment”) to the Loan Agreement, dated as of December 31, 2009, by and among the Company, lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as collateral agent and administrative agent for the Lenders (the “Agent”). Pursuant to the Amendment, the Company commenced an offer to make a non-pro rata prepayment of term loans outstanding (“Voluntary Prepayment”) utilizing cash up to a maximum of $185,000,000 at a price of 70% to 77% of par.

On December 21, 2010, the Company completed its offer to make a non-pro rata prepayment of term loans that commenced on December 15, 2010 and the Company will utilize $185,000,000 in cash to repay approximately $264,000,000 of the term loans at a rate of 70% of par. The Company expects to settle the prepayments with the Agent on or about December 23, 2010.  The Voluntary Prepayment will reduce total debt outstanding to approximately $2,232,000,000 from the $2,496,000,000 level reported at the end of the third quarter of 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERMEDIA INC.

By:	/s/ Cody Wilbanks
	Name:	Cody Wilbanks
	Title:	Executive Vice President –
General Counsel and Secretary

Date:  December 22, 2010